Exhibit 3.23

The following restated articles of organization are compiled from the official restated articles of organization and subsequent amendments.

FILED - Oklahoma Secretary of State #3512242911 08/07/2013

OKLAHOMA Secretary of State Electronic Filing

Restated Articles Of Organization

Document Number 22435880002	Submit Date – 8/7/2013

The undersigned, for the purpose of filing restated articles of organization for an Oklahoma limited liability company, pursuant to the provisions of Title 18, Section 2011, does hereby execute the following restated articles:

The name of the limited liability company is:

MID-AMERICA MIDSTREAM GAS SERVICES, L.L.C.

The date on which the amendment is to be effective, if it is to be effective after the filing date:

The date of filing of the original articles of organization:

8/3/2009

The street address of the principal place of business, wherever located:

6120 SOUTH YALE AVENUE, SUITE 1500

TULSA, OK 74136 USA

The name of the resident agent and the street address of the registered office in the State of Oklahoma is:

THE CORPORATION COMPANY

1833 S MORGAN RD

OKLAHOMA CITY, OK 73128-7004 USA

The term of existence is:

Perpetual

Restated Articles of Organization must be signed by a manager.

Dated: 8/7/2013

I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statutes Section 15-101, et seq.

Exact Business Entity Name:

SEMGAS, L.P., MANAGER, BY SEMOPERATING G.P., L.L.C.

Signature:	Title:
/s/ CANDICE L. CHEESEMAN	GENERAL COUNSEL AND SECRETARY

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